UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 5, 2007

CHANNELL COMMERCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (951) 719-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As reported in the Form 8-K filed on April 3, 2007, Channell Commercial Corporation (the “Company”) received, on March 30, 2007, a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, due to the resignation of David Iannini from the board of directors, the Company was not in compliance with the majority independent director and audit committee requirements as set forth in Nasdaq Marketplace Rule 4350.  As reported in the Form 8-K filed on April 25, 2007, by letter dated April 18, 2007, Nasdaq confirmed that the Company regained compliance with the majority independent director requirements of Nasdaq Marketplace Rule 4350(c).

On June 5, 2007 the Company announced that on June 1, 2007 the Company received a letter from Nasdaq notifying the Company that it has regained compliance with the audit committee requirements set forth in Nasdaq Marketplace Rule 4350(d)(2) as a result of the May 22, 2007 appointment of Stephen Gill to the Company’s audit committee.

Based on the foregoing, Nasdaq has informed the Company that the Company is now in compliance with Nasdaq Marketplace Rule 4350 and that this matter is closed.

A copy of the Company’s June 5, 2007 press release is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELL COMMERCIAL CORPORATION
(Registrant)

Date: June 6, 2007

/s/ Patrick E. McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer of the Registrant)